EXHIBIT 21


                      Subsidiaries of Thackeray Corporation



NAME OF CORPORATION                                    STATE OF INCORPORATION
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Wholly-owned by Thackeray Corporation
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Brennand-Paige Industries, Inc.                                Delaware